EXHIBIT 21


                     SUBSIDIARIES OF C&D TECHNOLOGIES, INC.



C&D Charter Holdings, Inc., incorporated under the laws of the State of Delaware

C&D International Investment Holdings, Inc., incorporated under the laws of the State of Delaware

C&D Holdings, Ltd., organized under the laws of the United Kingdom

NCL Holdings, Ltd., organized under the laws of the United Kingdom

C&D Technologies (NCL), Ltd., organized under the laws of the United Kingdom

C&D Technologies (NCL), Inc., incorporated under the laws of the State of North Carolina

Newport Electronics Guangzhou, Ltd., organized under the laws of China

C&D Instruments, Ltd., organized under the laws of the United Kingdom

C&D Components Hong Kong, Ltd., organized under the laws of Hong Kong, China

C&D Technology, Ltd., organized under the laws of the United Kingdom

C&D Microtek, Ltd., organized under the laws of the United Kingdom

Charter Power F.S. Ltd., incorporated in the Islands of Bermuda

C&D Technologies (Power Electronics), Ltd., organized under the laws of Ireland

C&D Technologies de Mexico, S.A., de C.V., organized under the laws of Sonora, Mexico

C&D Acquisition Corp., incorporated under the laws of the State of Delaware

C&D Technologies (U.K.) Ltd., organized under the laws of the United Kingdom

C&D Technologies (HK) Ltd., organized under the laws of Hong Kong, China

C&D Technologies (Italia), S.r.l., organized under the laws of Italy

C&D Batteries Ltee, organized under the laws of Quebec, Canada

Shanghai C&D Battery Company, Ltd., joint venture organized under the laws of China


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